EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 8, 2002 included in Specialized Health Products International, Inc.'s Form 10-KSB for the year ended December 31, 2001 and to all references to our Firm included in this registration statement on Form S-8.


ARTHUR ANDERSEN LLP

Salt Lake City, Utah
May 8, 2002